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                                                                    EXHIBIT 99.1



                          MML SERIES INVESTMENT FUND

                          RESTATED AS OF MAY 14, 1993

                      AGREEMENT AND DECLARATION OF TRUST
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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Recitals..............................................................        1

       ARTICLE I: NAME AND DEFINITIONS

Section 1 Name........................................................        1
Section 2 Definitions.................................................        1

       ARTICLE II: PURPOSE OF THE TRUST

       ARTICLE III: SHARES

Section 1 Division of Beneficial Interest.............................        2
Section 2 Ownership of Shares.........................................        3
Section 3 Investment in the Trust.....................................        3
Section 4 No Preemptive Rights, etc...................................        3
Section 5 Status of Shares and Limitation of Personal Liability.......        3

       ARTICLE IV: THE TRUSTEES

Section 1  Election, Term of Office and Removal.......................        4
Section 2  Vacancies..................................................        5
Section 3  Powers.....................................................        5
Section 4  Action by Trustees.........................................        8
Section 5  Payment of Expenses by the Trust...........................        8
Section 6  Ownership of Assets of the Trust...........................        9
Section 7  Advisory, Management and Distribution......................        9

       ARTICLE V: SHAREHOLDERS' VOTING POWERS AND MEETINGS

Section  1  Voting Powers.............................................        10
Section  2  Meetings..................................................        11
Section  3  Quorum and Required Vote..................................        11
Section  4  Action by Written Consent.................................        11
Section  5  Additional Provisions.....................................        12

                                      -i-
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                                                                            Page
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       ARTICLE VI: DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES

Section 1 Distributions...............................................        12
Section 2 Redemptions and Repurchases.................................        12
Section 3 Redemptions at the Option of the Trust......................        13
Section 4 Dividends, Distributions, Redemptions and Repurchases.......        13

       ARTICLE VII: COMPENSATION AND LIMITATION OF
                    LIABILITY OF TRUSTEES

Section 1 Compensation................................................        13
Section 2 Limitation of Liability.....................................        13

       ARTICLE VIII: INDEMNIFICATION

Section 1 Trustees, Officers, etc.....................................        14
Section 2 Compromise Payment..........................................        15
Section 3 Indemnification Not Exclusive...............................        15
Section 4 Shareholders................................................        16

       ARTICLE IX: MISCELLANEOUS

Section 1 Trustees, Shareholders, etc. Not Personally Liable; Notice..        16
Section 2 Trustee's Good Faith Action, Expert Advice, No Bond or
            Surety....................................................        17
Section 3 Liability of Third Persons Dealing with Trustees............        17
Section 4 Duration and Termination of Trust...........................        17
Section 5 Filing of Copies, References, Headings......................        17
Section 6 Applicable Law..............................................        18
Section 7 Amendments..................................................        18

                                     -ii-
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          RESTATED AGREEMENT AND DECLARATION OF TRUST (the "Restated Declaration
of Trust") made at Springfield, Massachusetts, this 14th day of May, 1993, approved by the Board of Trustees of MML Series Investment Fund (the "Trust") and approved by the holders of shares of beneficial interest of the Trust.

WITNESSETH that

          WHEREAS, the Trust was formed on December 19, 1984 pursuant to the terms of an Agreement and Declaration of Trust (the "Declaration of Trust") for the purpose of conducting the business of an investment company;

          WHEREAS, the Trust's Board of Trustees (the "Board of Trustees") agreed to manage all property coming into their hands as Trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth;

          WHEREAS, the Declaration of Trust was amended on April 29, 1985 (the "Amended Declaration of Trust");

          WHEREAS, the Board of Trustees approved additional amendments to the Amended Declaration of Trust at a meeting of the Board of Trustees held on February 5, 1993 and said amendments were also approved by the holders of shares of beneficial interest of the Trust at the April 16, 1993 Annual Meeting of Shareholders of the Trust.

          NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

                                   ARTICLE I

                             Name and Definitions

          Section 1. Name. This Trust shall be known as "MML Series Investment Fund", and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

          Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

               (a) The "Trust" refers to the Massachusetts business trust established by the Declaration of Trust, as amended from time to time;

               (b) "Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article IV;

               (c) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each series of Shares shall be divided from time to time;

               (d) "Shareholder" means a record owner of Shares;
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               (e) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

               (f) The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Principal Underwriter" and "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) shall have the meanings given them in the 1940 Act;

               (g) "Declaration of Trust" shall mean the Agreement and Declaration of Trust of December 19, 1984, as amended or restated from time to time;

               (h) "Restated Declaration of Trust" shall mean this Restated Agreement and Declaration of Trust, as of May, 1993, as amended or restated from time to time; and

               (i) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time.

                                  ARTICLE II

                             Purpose of the Trust
                             --------------------

          The purpose of the Trust is to provide investors a managed investment primarily in securities, debt instruments and other investments.

                                  ARTICLE III

                                    Shares
                                    ------

          Section 1. Division of Beneficial Interest. The Shares of the Trust shall be issued in one or more series as the Trustees may, without shareholder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series. The beneficial interest in each series shall at all times be divided into Shares, with or without par value as the Trustees may prescribe, each of which shall represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. The number of Shares authorized shall be unlimited. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the series.

          Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each series and as to the number of Shares of each series held from time to time by each Shareholder.

          Section 3. Investment in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration, which may consist of cash or tangible or intangible property or

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a combination thereof, as they from time to time authorize. When Shares of the
Trust have been issued for such consideration, such Shares shall be fully paid and nonassessable.

          All consideration received by the Trust for the issue or sale of Shares of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Shares with respect to which the same were received by the Trust for all purposes and shall be so handled upon the books of account of the Trust and are herein referred to as "assets of" such series.

          Section 4. No Preemptive Rights, etc. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust, and shall have no appraisal or conversion rights with respect to the Shares of the Trust owned by them.

          Section 5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the assets of the Trust or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.


                                  ARTICLE IV

                                 The Trustees

          Section 1. Election, Term of Office and Removal. The Shareholders shall elect a Board of Trustees. Each Trustee shall serve until the next meeting of Shareholders held for the purpose of electing Trustees and until his or her successor is elected and qualified, or until such Trustee sooner dies, resigns, retires, becomes incapacitated, or is removed as hereinafter provided. By a vote of a majority of the Trustees then in office, the Trustees may fix the number of Trustees and may fill vacancies, including vacancies created by an increase in the number of Trustees.

          Any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered to the Chairman of the Board, or the Secretary, or any Assistant Secretary, and the Trust may accept the resignation upon delivery or as of any later date, up to and including any date specified in the instrument. Any of

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the Trustees may be removed with or without cause by the affirmative vote of a majority of the remaining Trustees.

          Any Trustee may also be removed by Shareholders by either (1) a vote of Shareholders of record holding not less than two-thirds of the Shares then outstanding, cast in person or by proxy at a meeting of Shareholders specifically called for that purpose, or (2) a written declaration filed with the Secretary of the Trust signed by Shareholders of record holding not less than two-thirds of the Shares then outstanding. The Trustees shall promptly call a meeting of Shareholders for the purpose of voting upon the question of removal of any or all of the Trustees when requested in writing to do so by the record holders of not less than 10% of the Shares then outstanding.

          The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

          Section 2. Vacancies. The Trustees may fill any vacancy by written instrument signed by a majority of the Trustees then in office, provided that immediately after filling any such vacancy, at least two-thirds of the Trustees then holding office shall have been elected to such office by the Shareholders.

          In the event that at any time less than a majority of the Trustees holding office at that time were elected by the Shareholders, a special meeting of Shareholders pursuant to Article V, Section 2 shall be held promptly and in any event within 60 days (unless the Commission shall by order extend such period), for the purpose of electing Trustees to fill any existing vacancies. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.

          Whenever ten or more Shareholders who have been such for at least six months preceding the date of application and who hold in the aggregate either Shares having a net asset value of at least $25,000 or at least 1% of the outstanding Shares of the Trust, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view to obtaining signatures to a request for a meeting for consideration of the removal of any or all of the Trustees and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either (1) afford to such applicants access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust; or (2) inform such applicants as to the approximate number of Shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request. If the Trustees elect to follow the course specified in clause (2) of the preceding sentence, the Trustees shall comply with the provisions of Section 16(c) of the 1940 Act or any successor thereto, and any rule, release or order promulgated thereunder.

          Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they

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shall have all powers necessary or convenient to carry out that responsibility.
Without limiting the foregoing, the Trustees may: adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders; fill vacancies in their number (including any vacancies created by an increase in the number of Trustees) or remove from their number; elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities; retain a transfer agent or a Shareholder servicing agent, or both, to provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

     Without limiting the foregoing, the Trustees shall have power and authority:

          (a) To invest and reinvest cash, and to hold cash uninvested;

          (b) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

          (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

          (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

          (f) To allocate assets, liabilities and expenses of the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any investment in a particular series of Shares shall be an asset of that series, and that any liabilities or expenses incurred by a particular series of Shares shall be payable solely out of the assets of that series.

          (g) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any assets held by the Trust;

          (h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

          (j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (k) To borrow funds;

          (l) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

          (m) To purchase and pay for entirely out of the assets of the Trust such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and

          (n) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, deferred compensation, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

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     The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees.

     Section 4. Action by Trustees. Except as otherwise provided herein or from time to time in the Bylaws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present, as provided herein or in the Bylaws), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office, provided such written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

     Section 5. Payment of Expenses by the Trust. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, or to arrange for the Shareholders to pay, in whole or in part, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred or arising in connection with a particular series of Shares as determined by the Trustees, shall be payable solely out of the assets or by the Shareholders of that series.

     Section 6. Ownership of Assets of the Trust. Title to all of the assets of each series of Shares and of the Trust shall at all times be considered as vested in the Trustees.

     Section 7. Advisory, Management and Distribution. Subject to a favorable Majority Shareholder Vote, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with any corporation, trust, association or other organization (the "Manager"), every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust or any series of Shares shall be held uninvested and to make changes in the investments of the Trust or any series of Shares. The Trustees may also, at any time and from time to time, contract with the Manager or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine. The fact that:

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          (a) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

          (b) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                   ARTICLE V

                   Shareholders' Voting Powers and Meetings

     Section 1.  Voting Powers.   The Shareholders shall have power to vote only
(a) for the election of Trustees and with respect to the removal of Trustees pursuant to Article IV, Sections 1 and 2; (b) with respect to any Manager as provided in Article IV, Section 6, (c) with respect to any termination of this Trust to the extent and as provided in Article IX, Section 4, (d) with respect to any amendment of this Declaration of Trust to the extent and as provided in
Article IX, Section 7, (e) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (f) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the Bylaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable.

     Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Shareholders all Shares of the Trust then entitled to vote shall be voted by individual series, except when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual series; and except when the Trustees have determined that the matter affects only the interests of one or more series, then only Shareholders of such series shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by Shareholders.

     Section 2. Meetings. No annual or regular meeting of Shareholders is required. Special meetings of the Shareholders of the Trust or of any one or more series of Shares may also be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written application by Shareholders holding at least 10% of the Shares outstanding as of the date of the written application requesting a meeting to be called for a purpose requiring action by the Shareholders as provided herein or in the Bylaws, then Shareholders holding at least 10% of the Shares outstanding as of the date of the written application may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees. If the meeting is a meeting of the Shareholders of one or more series of Shares, but not a meeting of all Shareholders of the Trust, then only the Shareholders of such one or more series shall be entitled to notice of and to vote at the meeting.

     Section 3. Quorum and Required Vote. Thirty percent (30%) of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any series shall vote as a series, then thirty percent (30%) of the Shares of that series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust, by law or the Bylaws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series shall vote as a series, then a majority of the Shares of that series voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series is concerned.

     Section 4. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

          Section 5. Additional Provisions. The Bylaws may include further provisions for Shareholders' votes and meetings and related matters.

                                  ARTICLE VI

                  Distributions, Redemptions and Repurchases

          Section 1. Distributions. The Trustees may each year, or more frequently if they so determine, distribute to the Shareholders of each series such income and capital gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of each year's income of each series shall be distributed pro rata to Shareholders in proportion to the number of Shares of each series held by each of them. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders of any one or more series all or any part of the principal of such series. Such distributions shall be made in cash, property or Shares or a combination thereof as determined by the Trustees. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with the Bylaws.

          Section 2. Redemptions and Repurchases. The Trust shall redeem such Shares as are offered by any Shareholder for redemption, upon the presentation of any certificate for the Shares to be redeemed, a proper instrument of transfer and a request directed to the Trust or a person designated by the Trust that the Trust redeem such Shares, or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as next determined in accordance with the Bylaws. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligation to redeem set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than customary weekends or holidays, or, if permitted by rules of the Commission, during periods when trading on the Exchange is restricted or during any emergency which makes it impractical for the Trust to dispose of its investments or to determine fairly the value of its net assets, or during any other period permitted by order of the Commission for the protection of investors, such obligation may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

          Section 3. Redemptions at the Option of the Trust. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with the Bylaws: (a) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (b) to the extent that such Shareholder owns Shares of a particular series of Shares equal to or in excess of a percentage of the Shares of that series determined from time to time by the Trustees; or (c) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.

          Section 4. Dividends, Distributions, Redemptions and Repurchases. No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any series) with respect to, nor any redemption or repurchase of, the Shares of any series shall be effected by the Trust other than from the assets of such series.


                                  ARTICLE VII

             Compensation and Limitation of Liability of Trustees

          Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

          Section 2. Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

          Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or any series of Shares or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.


                                 ARTICLE VIII

                                Indemnification

          Section 1. Trustees, Officers, etc. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered

Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding (a) not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or (b) to be liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

          Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust shall be insured against losses arising from any such advance payments or (c) either a majority of the Trustees who are disinterested persons and are not Interested Persons (provided that a majority of such Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

          Section 2. Compromise Payment. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that his or her action was in the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (i) approved as in the best interests of the Trust, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (ii) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and that such indemnification would not protect such Person against any liability to the Trust to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

          Section 3. Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article VIII, the term "Covered Person" shall include such person's heirs, executors and administrators and a "disinterested Trustee" is a Trustee who is not an Interested Person of the Trust, (or who has been exempted from being an Interested Person by any rule, regulation or order of the Commission) and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

          Section 4. Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her agreements, acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of the particular series of Shares of which he or she is or was a Shareholder.


                                  ARTICLE IX

                                 Miscellaneous

          Section 1. Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or a particular series of Shares shall look only to the assets of the Trust or the assets of that particular series of Shares for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

          Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders individually.

          Section 2. Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counselor other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

          Section 3. Liability of Third Persons Dealing with Trustees No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

          Section 4. Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of each series entitled to vote or by the Trustees by written notice to the Shareholders. Any series of Shares may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series.

          Upon termination of the Trust or of any one or more series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated of the Trust or of the particular series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series involved, ratably according to the number of Shares of such series held by the several Shareholders of such series on the date of termination.

          Section 5. Filing of Copies, References, Headings. The original or a copy of this Declaration of Trust and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this Declaration of Trust and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with the Springfield City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust or of any such amendments. In this Declaration of Trust and in any such amendment, references to this Declaration of Trust, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this Declaration of Trust as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration of Trust. This Declaration of Trust may be executed in any number of counterparts each of which shall be deemed an original.

          Section 6. Applicable Law. This Declaration of Trust is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

          Section 7. Amendments. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by vote of Shareholders holding a majority of the Shares of each series entitled to vote, except that an amendment which shall affect the holders of one or more series of Shares but not the holders of all outstanding series shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each series affected and no vote of Shareholders of a series not affected shall be required. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals in the City of Springfield, Massachusetts for themselves and their assigns, as of the 14th day of May, 1993.


                                    /s/ Gary E. Wendlardt
                                    ----------------------------------
                                    Trustee


                                    /s/ Richard G. Dooley
                                    ----------------------------------
                                    Trustee


                                    /s/ Mary E. Boland
                                    ----------------------------------
                                    Trustee


                                    /s/ Charles J. McCarthy
                                    ----------------------------------
                                    Trustee

                       THE COMMONWEALTH OF MASSACHUSETTS


                              Springfield, May 14, 1993

     Hampden, ss.

     Then personally appeared each of the above named Trustees, and acknowledged the foregoing instrument to be their free act and deed, before me,


                              /s/ Nancy M. Wood
                              ----------------------------
                              Notary/Public
                              My commission expires: 12/16/94

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